MASTER SERVICES AGREEMENT
                                  BUFFALO FUNDS

     This Agreement is made as of this day of April 25, 2003, between U.S. Bancorp Fund Services, LLC ("USBFS") and Kornitzer - Capital Management, Inc. (the "Adviser"), as investment adviser and manager of Buffalo Balanced Fund, Inc., Buffalo Large Cap Fund, Inc., Buffalo High Yield Fund, Inc., Buffalo USA Global Fund, Inc., Buffalo Small Cap Fund, Inc., and Buffalo Funds (the Delaware trust comprised of the Buffalo Mid Cap Fund and the Buffalo Science & Technology Fund Series) (collectively the "Funds").

     WHEREAS, the Funds engage in business as open-end management investment companies and are so registered under the Investment Company Act of 1940, as amended ("1940 Act"); and


     WHEREAS, certain of the Funds are authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets; and


     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 and is the investment adviser and manager of the Funds, and is responsible under management agreements for providing or obtaining and bearing the costs of certain key services the Funds; and


     WHEREAS, USBFS has the experience and competence to provide administrative, fund accounting, transfer agent, prospect services, Internet access and MFx access services to each of the Funds and is a registered transfer agent under the Securities Exchange Act of 1934 Act, as amended ("1934 Act"); and


     WHEREAS, the Adviser desires to retain USBFS to furnish administrative, fund accounting, transfer agent, prospect services, Internet access, MFx access and paying agent services for the Funds (or series thereof) listed in Appendix I and USBFS willing to furnish such services;


     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:


1.   Appointment, Acceptance and Services.

The Adviser appoints USBFS as Administrative Manager. As Administrative Manager, USBFS will provide administrative services and act as paying agent on behalf of the Manager. When providing these services, USBFS will act in conformity with requirements of the 1940 Act and all other applicable federal and state law regulations.

A. Administrative Services. The Adviser appoints USBFS to provide administrative services for the Funds, and USBFS accepts such appointment and agrees to render the services, hereby set forth in Exhibit A attached hereto and incorporated by reference, for the compensation herein provided. Service will be provided in accordance with the policy and procedures set forth in Exhibit A.

B. Fund Accounting. The Adviser appoints USBFS to provide fund accounting services for the Funds, and USBFS accepts such appointment and agrees to render the services, hereby set forth in Exhibit B attached hereto and incorporated by reference, for the compensation herein provided. Service will be provided in accordance with the policy and procedures set forth in Exhibit B.

C. Transfer Agent Services. The Adviser appoints USBFS to provide transfer agent services for the Funds, and USBFS accepts such appointment and agrees to render the services, hereby set forth in Exhibit C attached hereto and incorporated by reference, for the compensation herein provided. Service will be provided in accordance with the policy and procedures set forth below and in Exhibit C.

D. Prospect Services. The Adviser appoints USBFS to provide prospect services for the Funds, and USBFS accepts such appointment and agrees to render the services, hereby set forth in Exhibit D attached hereto and incorporated by reference, for the compensation herein provided. Service will be provided in accordance with the policy and procedures set forth in Exhibit D.

E. Internet Access Services. The Adviser appoints USBFS to purchase those electronic interactive transaction processing services described on Exhibit E hereto that the Adviser may select, from time to time, for use by the
     Funds' shareholders ("End Users") to make inquiries and perform transactions to their account(s) with the Funds.

F.   MFx Access Services. The Adviser appoints USBFS to provide access to one or
     more  computer   systems   listed  on  Exhibit  F  hereto  (as  amended  or
     supplemented from time to time) that are provided and maintained by USBFS.

G. Paying Agent Services. The Adviser appoints USBFS as paying agent to be responsible for administering payments for services provided to the Adviser or the Funds by certain third-party vendors engaged directly by the Adviser or the Funds, as further explained on Exhibit G hereto.

2.   Compensation to USBFS

A. For all services provided under this Agreement, whether such services are provided by USBFS, its affiliates or other vendors, the Adviser agrees to pay USBFS an annual fee equal to 0.45 percent (0.45%) of each Fund's average daily net assets. From this compensation, USBFS will administer payments to third-party vendors as described in Exhibit G.

B. Additions of more than three new funds (or series), any classes, administering proxies or any other function not addressed under this Agreement will be considered extraordinary services and will be subject to negotiation.

C. The Adviser shall pay all fees within thirty (30) calendar days following receipt of the billing notice. Notwithstanding anything to the contrary, amounts owed by the Adviser to USBFS shall only be paid out of the assets and property of the Funds involved.

3.   Indemnification; Limitation of Liability

A. USBFS shall exercise reasonable care in the performance of its duties under this Agreement. USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser and the Funds in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS's control, except a loss arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if USBFS has exercised reasonable care in the performance of its duties under this Agreement, the Adviser and the Funds shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) which USBFS may sustain or incur or which may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement,
     (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to USBFS by any duly authorized officer of the Adviser and the Funds, such duly authorized officer to be included in a list of authorized officers furnished to USBFS and as amended from time to time in writing by resolution of the Board of Directors/Trustees.

     USBFS shall indemnify and hold the Adviser and the Funds harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Adviser and the Funds may sustain or incur or that may be asserted against the Adviser and the Funds by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond USBFS's control. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS. USBFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Adviser and the Funds shall be entitled to inspect USBFS's premises and operating capabilities at any time during regular business hours of USBFS, upon reasonable notice to USBFS.

     Notwithstanding the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense.

B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

C. The parties understand that additional indemnification provisions, described in Exhibit E, apply with regard to Internet Access Services. To the extent that the indemnifications decribed in Exhibit E conflict with the above, the Internet Access indemnification clauses, as it pertains to Internet Access, shall control.

4.   Proprietary and Confidential Information

     USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Funds all records and other information relative to the Funds and prior, present, or potential shareholders of the Funds (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Funds, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Adviser or the Funds.

     Further, USBFS will adhere to the privacy policies adopted by the Funds pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Funds' shareholders to any third party unless specifically directed by the Adviser or the Funds or allowed under one of the exceptions noted under the Act.

5.   Term of Agreement; Amendment

     This Agreement shall become effective as of the date first written above and will continue in effect for a period of three years ("Initial Term"). Subsequent to the Initial Term, this Agreement shall renew automatically for subsequent one-year periods. This Agreement may be amended by mutual written consent of the parties.

6.   Duties in the Event of Termination

     After the Initial Term, this Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. In the event that, in connection with termination, a successor to any of USBFS's duties or responsibilities hereunder is designated by the Funds by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Adviser, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Adviser and the Funds (if such form differs from the form in which USBFS has maintained, the Adviser shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS's personnel in the establishment of books, records, and other data by such successor.

7.   Effect of Termination

     Upon the termination of the Agreement as provided herein, USBFS, upon the written request of the Adviser, shall deliver the records of the Funds to the Adviser or to USBFS successor in the form maintained by USBFS (to the extent permitted by applicable license agreements) at the expense of the Adviser. In addition to any amounts payable pursuant to Section 6 hereof, the Adviser shall be responsible to USBFS for all costs and expenses associated with the preparation and delivery of such media, including, but not limited to:

     A.   out-of-pocket expenses;

     B. any custom programming requested by the Adviser or the Funds in connection with the preparation of such media and agreed upon by USBFS;

     C. transportation of forms and other material used in connection with the processing of Fund transactions by USBFS; and

     D.   transportation of records and files in the possession of USBFS.

     In addition, USBFS shall be entitled to such compensation as the parties may mutually agree for any services other than the preparation and delivery of such media requested by the Funds and agreed to by USBFS in connection with the termination of this Agreement or the liquidation or merger of the Funds. USBFS shall not reduce the level of service provided to the Funds prior to termination following notice of termination by the Funds.

8.   Early Termination

     If the Adviser replaces USBFS as the service provider for the Funds for any reason other than upon the expiration of the Initial Term then the Adviser shall pay to USBFS as liquidated damages an amount equal to the balance of servicing fees that would otherwise have been due USBFS for the remainder of the Initial Term of this Agreement, had it not been terminated. For purposes of calculating the amount of the balance of servicing fees under this paragraph, the parties shall base the fees on each fund's average annual daily net asset at the end of the most recent calendar year. This liquidated damages provision shall also apply in the event the Funds are merged into another legal entity in part or in whole pursuant to any form of business reorganization prior to the expiration of the Initial Term, and USBFS is not retained to provide services. The parties acknowledge and agree that, in the event USBFS ceases to be retained as set forth above,
     (A) determination of actual damages incurred by USBFS would be extremely difficult, and (B) the liquidated damages provision contained herein is intended to adequately compensate USBFS for damages incurred and is not intended to constitute any form of penalty. Any such payment shall be due and payable on or before the day the Agreement terminates, or Funds are merged, as applicable. If USBFS or Adviser materially fails to perform its duties and obligations under this Agreement, the non-defaulting party may give written notice thereof to the defaulting party, and if such material breach shall not have been remedied to the reasonable satisfaction of the non-defaulting party, within thirty (30) days after such written notice is given, then the non-defaulting party may terminate this Agreement, without liquidated damages, by giving thirty 30 days notice of such termnation to the defaulting party.


9.   Records

     USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Funds, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Funds and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Funds on and in accordance with its request. Further, federal examiners shall have access to information and records relating to anti-money laundering activities performed by USBFS hereunder and USBFS consents to any inspection authorized by law or regulation in connection thereof.

10.  Governing Law

     This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

11.  Data Necessary to Perform Services

     The Funds or its agent shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If USBFS is also acting in another capacity for the Funds, nothing herein shall be deemed to relieve USBFS of any of its obligations in such capacity.

12.  Assignment

     This Agreement may not be assigned by either party without the prior written consent of the other party.


13.  Notices

     Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

         Notice to USBFS shall be sent to:

                 U.S. Bancorp Fund Services, LLC
                 615 East Michigan Street
                 Milwaukee, WI  53202

         and notice to the Funds shall be sent to:

                  Kornitzer Capital Management
                  5420 West 61st Place
                  Shawnee Mission, KS 66205

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.


Kornitzer Capital Management, Inc.    U.S. BANCORP FUND SERVICES, LLC


By: /s/ John C. Kornitzer             By: /s/ Joe Redwine
    -----------------------               ------------------------

Title: President                      Title: President
       ---------------------                 ----------------------


                                   Appendix I



Series


Buffalo Balanced Fund, Inc.

Buffalo High Yield Fund, Inc.

Buffalo Large Cap Fund, Inc.

Buffalo Mid Cap Fund (a series of Buffalo Funds)

Buffalo Science & Technology Fund (a series of Buffalo Funds)

Buffalo Small Cap Fund, Inc.

Buffalo USA Global Fund, Inc.



                                    Exhibit A

                          FUND ADMINISTRATION SERVICES



Services and Duties of USBFS

USBFS shall provide the following fund administration services for the Funds, including but not limited to:


     A.   General Fund Management:

          (1)  Act as liaison among all Fund service providers.

          (2)  Supply:

               a.   Corporate secretarial services.

               b.   Office   facilities   (which   may  be  in  USBFS's  or  its
                    affiliate's own offices).

               c. Non-investment-related statistical and research data as needed.


          (3) Coordinate the Funds' Board of Directors/Trustees' (the "Board of Directors/Trustees" or the "Directors/Trustees") communication:

               a.   Establish meeting agendas.

               b. Prepare reports for the Board of Directors/Trustees based on financial and administrative data.

               c.   Evaluate independent auditor.

               d. Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the "SEC") filings relating thereto.

               e.   Prepare    minutes   of    meetings    of   the   Board   of
                    Directors/Trustees and Fund shareholders.

               f. Recommend dividend declarations to the Board of Directors/Trustees, prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.

               g. Provide personnel to serve as officers of the Funds if so elected by the Board of Directors/Trustees, attend Board of Directors/Trustees meetings and present materials for Directors/Trustees' review at such meetings.


          (4)  Audits:

               a.   Prepare   appropriate   schedules  and  assist   independent
                    auditors.

               b.   Provide information to the SEC and facilitate audit process.

               c.   Provide office facilities.

          (5)  Assist in overall operations of the Fund.

          (6)  Monitor arrangements under shareholder services or similar plan.

          (7)  Provide Legal services including:

               a.   In-house legal services.

               b.   Coordinate with Fund counsel.

               c.   Corporate secretarial services

               d. Monitor and report on sales of Fund shares and ensure that sufficient authorized shares are available.


     B.   Compliance:

          (1)  Regulatory Compliance:

               a.   Monitor   compliance   with  the   1940  Act   requirements,
                    including:

                    (i)  Asset diversification tests.

                    (ii) Total return and SEC yield calculations.

                    (iii) Maintenance of books and records under Rule 31a-3.

                    (iv) Code of Ethics for the disinterested Directors/Trustees of the Fund.

               b. Monitor Fund's compliance with the policies and investment limitations of the Funds as set forth in its current prospectus (the "Prospectus") and statement of additional information (the "SAI").

               c. Maintain awareness of applicable regulatory and operational service issues and recommend dispositions.

          (2)  SEC Registration and Reporting:

               a. Assist Corporate counsel in updating the Prospectus and SAI and in preparing proxy statements.

               b. Prepare annual and semiannual reports, and Form N-SAR filings.

               c. Coordinate the printing, filing and mailing of publicly disseminated Prospectuses and reports.

               d.   File fidelity bond under Rule 17g-1.

               e.   File shareholder reports on Form N-CSR under Rule 30b2-1.

               f.   Monitor  sales of each  Fund's  shares and ensure  that such
                    shares  are  properly   registered  with  the  SEC  and  the
                    appropriate state authorities.


          (3)  IRS Compliance:

               a. Monitor the Funds' status as a regulated investment company under Subchapter M, including without limitation, review of the following:

                    (i)  Asset diversification requirements.

                    (ii) Qualifying income requirements.

                    (iii) Distribution requirements.

               b.   Calculate  required  distributions   (including  excise  tax
                    distributions).

          C.   Financial Reporting:

               (1) Provide financial data required by the Fund's Prospectus and SAI.

               (2) Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board of Directors/Trustees, the SEC, and independent auditors.

               (3) Supervise the Funds' custodian and fund accountants in the maintenance of the Funds' general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Funds' net assets and of the Funds' shares, and of the declaration and payment of dividends and other distributions to shareholders.

               (4) Compute the yield, total return and expense ratio of each class of each Fund, and each Fund's portfolio turnover rate.

               (5)  Monitor   the  expense   accruals   and  notify  the  Funds'
                    management of any proposed adjustments.

               (6) Prepare monthly financial statements, which include without limitation the following items:

                    a.   Schedule of Investments.

                    b.   Statement of Assets and Liabilities.

                    c.   Statement of Operations.

                    d.   Statement of Changes in Net Assets.

                    e.   Cash Statement.

                    f.   Schedule of Capital Gains and Losses.

               (7)  Prepare quarterly broker security transaction summaries.

          D.   Tax Reporting:

               (1) Prepare and file on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8610 with any necessary schedules.

               (2)  Prepare state income breakdowns where relevant.

               (3)  File   Form   1099    Miscellaneous    for    payments    to
                    Directors/Trustees and other service providers.

               (4)  Monitor wash losses.

               (5)  Calculate    eligible    dividend   income   for   corporate
                    shareholders.



                                    EXHIBIT B

FUND ACCOUNTING SERVICES



1.   Services and Duties of USBFS

     USBFS shall provide the following fund accounting services for the Funds, including but not limited to:


     A.   Portfolio Accounting Services:

          (1) Maintain portfolio records on a trade date+1 basis using security trade information communicated from the Adviser.

          (2) For each valuation date, obtain prices from a pricing source approved by the Board of Directors/Trustees of the Funds (the "Board of Directors/Trustees" or the "Directors/Trustees") and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Directors/Trustees shall approve, in good faith, the method for determining the fair value for such securities.

          (3) Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for the accounting period.

          (4) Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

     B.   Expense Accrual and Payment Services:

          (1) For each valuation date, calculate the expense accrual amounts as directed by the Funds as to methodology, rate or dollar amount.

          (2) Record payments for Fund expenses upon receipt of written authorization from the Funds.

          (3) Account for Fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by USBFS and the Funds.

          (4)  Provide expense accrual and payment reporting.

     C.   Fund Valuation and Financial Reporting Services:

          (1) Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by each Fund's transfer agent on a timely basis.

          (2)  Apply equalization accounting as directed by the Funds.

          (3) Determine net investment income (earnings) for the Fund as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

          (4)  Maintain  a  general  ledger  and  other  accounts,   books,  and
               financial records for the Fund in the form as agreed upon.

          (5) Determine the net asset value of the Fund according to the accounting policies and procedures set forth in the Fund's Prospectus and Pricing Procedures.

          (6) Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and characteristics of the Fund.

          (7) Communicate, at an agreed upon time, the per share price for each valuation date to parties as agreed upon from time to time.

          (8) Prepare monthly reports that document the adequacy of accounting detail to support month-end ledger balances.

     D.   Tax Accounting Services:

          (1) Maintain accounting records for the investment portfolio of the Fund to support the tax reporting required for IRS-defined regulated investment companies.

          (2)  Maintain tax lot detail for each Fund's investment portfolio.

          (3) Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Funds.

          (4) Provide the necessary financial information to support the taxable components of income and capital gains distributions to the Fund's transfer agent to support tax reporting to the shareholders.

     E.   Compliance Control Services:

          (1) Support reporting to regulatory bodies and support financial statement preparation by making the Fund's accounting records available to the Funds, the Securities and Exchange Commission (the "SEC"), and the outside auditors.

          (2) Maintain accounting records according to the 1940 Act and regulations provided thereunder.

     F. USBFS will perform the following accounting functions on a daily basis:

          (1) Reconcile cash and investment balances of each Fund with the Fund's custodian, and provide the Fund's investment adviser with the beginning cash balance available for investment purposes.

          (2) Transmit or mail a copy of the portfolio valuation to the Fund's investment adviser.

          (3) Review the impact of current day's activity on a per share basis, and review changes in market value.

     G.   In addition, USBFS will:

          (1)  Prepare monthly security transactions listings.

          (2)  Supply  various  Funds,   Fund  and  class  statistical  data  as
               requested by the Funds on an ongoing basis.


2.   Pricing of Securities

     For each valuation date, USBFS shall obtain prices from a pricing source selected by USBFS but approved by the Board of Directors/Trustees and apply those prices to the portfolio positions of the Fund. For those securities where market quotations are not readily available, the Board of Directors/Trustees shall approve, in good faith, the method for determining the fair value for such securities.

     If the Funds desires to provide a price that varies from the pricing source, the Funds shall promptly notify and supply USBFS with the valuation of any such security on each valuation date. All pricing changes made by the Funds will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

3.   Changes in Accounting Procedures

     Any resolution passed by the Board of Directors/Trustees that affects accounting practices and procedures under this Agreement shall be effective upon written receipt and acceptance by USBFS.

4.   Changes in Equipment, Systems, Service, Etc.

     USBFS reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Funds under this Agreement.



                                    EXHIBIT C

TRANSFER AGENT SERVICES



1.   Services and Duties of USBFS

     USBFS shall perform all of the customary services of a transfer agent and dividend disbursing agent for the Funds, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A.   Receive orders for the purchase of shares.

     B. Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Funds' custodian, and issue the appropriate number of uncertificated shares with such uncertificated shares being held in the appropriate shareholder account.

     C. Arrange for issuance of shares obtained through transfers of funds from Fund shareholders' accounts at financial institutions and arrange for the exchange of shares for shares of other eligible investment companies, when permitted by the Fund's' current prospectus. ""

     D.   Process  redemption   requests  received  in  good  order  and,  where
          relevant, deliver appropriate documentation to the Funds' custodian.

     E. Pay monies upon receipt from the Funds' custodian, where relevant, in accordance with the instructions of redeeming shareholders.

     F. Process transfers of shares in accordance with the shareholder's instructions.

     G. Process exchanges between Funds and/or classes of shares of Funds both within the same family of funds and with a First American Money Market Fund, if applicable.

     H. Prepare and transmit payments for dividends and distributions declared by the Funds with respect to the Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions.

     I. Make changes to shareholder records, including, but not limited to, address changes in plans (e.g., systematic withdrawal, automatic investment, dividend reinvestment).

     J. Record the issuance of shares of the Fund and maintain, pursuant to Rule 17Ad-10(e) promulgated under the 1934 Act, "" a record of the total number of shares of the Fund which are authorized, issued and outstanding.

     K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies.

     L.   Mail shareholder reports and Prospectuses to current shareholders.

     M. Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders.

     N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Funds.

     O. Mail requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate federal authorities any taxes to be withheld on dividends and distributions paid by the Funds, all as required by applicable federal tax laws and regulations.

     P. Provide a Blue Sky system that will enable the Funds to monitor the total number of shares of the Fund sold in each state. In addition, the Funds or its agent, including USBFS, shall identify to USBFS in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of USBFS for the Funds' Blue Sky state registration status is solely limited to the initial compliance by the Funds and the reporting of such transactions to the Funds or its agent.

     Q. Answer correspondence from shareholders, securities brokers and others relating to USBFS's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between USBFS and the Funds.

     R. Reimburse the Fund each month for all material losses resulting from "as of" processing errors for which USBFS is responsible in accordance with the "as of" processing guidelines set forth on Exhibit C hereto.





2.   Anti-Money Laundering Program

     The Adviser acknowledges that it has had an opportunity to review, consider and comment upon the procedures provided by USBFS describing various tools designed to promote the detection and reporting of potential money laundering activity by monitoring certain aspects of shareholder activity (the "Monitoring Procedures") as well as written procedures for verifying a customer's identity (the "Customer Identification Procedures"), together referred to as the "Procedures," and the Adviser has determined that the Procedures, as part of the Funds' overall anti-money laundering program, are reasonably designed to prevent the Fund from being used for money laundering or the financing of terrorist activities and to achieve compliance with the applicable provision of the Bank Secrecy Act and the implementing regulations thereunder.

     Based on this determination, the Adviser hereby instructs and directs USBFS to implement the Procedures on the Funds' behalf, as such may be amended or revised from time to time.

     It is contemplated that these Procedures will be amended from time to time by the parties as additional regulations are adopted and/or regulatory guidance is provided relating to the Funds' anti-money laundering responsibilities. USBFS agrees to provide to the Funds:

     A. Prompt written notification of any transaction or combination of transactions that USBFS believes, based on the Procedures, evidence money laundering activity in connection with the Funds or any shareholder of the Fund;

     B. Prompt written notification of any customer(s) that USBFS reasonably believes, based upon the Procedures, to be engaged in money laundering activity, provided that the Funds agrees not to communicate this information to the customer;

     C. Any reports received by USBFS from any government agency or applicable industry self-regulatory organization pertaining to USBFS's anti-money laundering monitoring on behalf of the Funds;

     D. Prompt written notification of any action taken in response to anti-money laundering violations as described in (a), (b) or (c); and

     E. An annual report of its monitoring and customer identification activities on behalf of the Funds. USBFS shall provide such other reports on the monitoring and customer identification activities conducted at the direction of the Funds as may be agreed to from time to time by USBFS and the Funds.

     The Adviser hereby directs, and USBFS acknowledges, that USBFS shall (i) permit federal regulators access to such information and records maintained by USBFS and relating to USBFS's implementation of the Procedures on behalf of the Funds, as they may request, and (ii) permit such federal regulators to inspect USBFS's implementation of the Procedures on behalf of the Funds.



                                    EXHIBIT D

PROSPECT SERVICES



1.   Duties and Responsibilities of USBFS

     USBFS shall provide the following fulfillment services for the Funds, including but not limited to:

     A.   Answer all prospective shareholder calls concerning the Funds;

     B. Send all available Fund material requested by a prospect within 24 hours from time of call;

     C. Receive and update all Fund fulfillment literature so that the most current information is sent and quoted;

     D. Provide 24 hour answering service to record prospect calls made after hours (7 p.m. to 8 a.m. Central Time);

     E.   Maintain and store Fund fulfillment inventory; and

     F. Send periodic fulfillment reports to the Funds as agreed upon between the parties.


2.   Duties and Responsibilities of the Funds

     The Funds shall:


     A.   Provide Fund fulfillment literature updates to USBFS as necessary;

     B. Supply USBFS with sufficient inventory of fulfillment materials as requested from time to time by USBFS; and

     C. Provide USBFS with any sundry information about the Fund in order to answer prospect questions.



                                    EXHIBIT E

INTERNET ACCESS SERVICES


1.   Duties and Responsibilities of USBFS

     USBFS shall:

     A. Make certain electronic interactive and processing services as defined below ("Services") available 24 hours a day, 7 days a week, subject to scheduled maintenance and events outside of USBFS's reasonable control. Unless an emergency is encountered, no routine maintenance will occur during the hours of 8:00 a.m. to 3:00 p.m. Central Time.

     B.   "Services" shall include

          (1) FAN WEB - Shareholder internet access to account information and transaction capabilities. Internet service is connected directly to the fund group's web site through a transparent hyperlink. Shareholders can access account information, portfolio listing within a fund family, view transaction history, purchase additional shares through ACH, etc.

          (2) VISION MUTUAL FUND GATEWAY - Permits broker/dealers, financial planners, and RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

          (3) FAN MAIL - Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

     C. Issue to each shareholder who desires to make inquiries and perform transactions to their account(s) with the Funds using the services ("End User") a unique personal identification number ("PIN") for authentication purposes, which may be changed upon End User's reasonable request in accordance with policies to be determined by USBFS and the Funds. USBFS will require an End User to provide his/her PIN in order to access the Services.

     D. Provide the End User with a transaction confirmation number for each completed purchase, redemption, or exchange of mutual fund shares.

     E. Utilize encryption and secure transport protocols intended to prevent fraud and ensure confidentiality of End User accounts and transactions. In no event shall USBFS use encryption weaker than 40-bit RC4 Stream. USBFS will take reasonable actions to protect the Internet web site that provides the Services, and its related network, against viruses, worms and other data corruption or disabling devices, and unauthorized, fraudulent or illegal use, by using appropriate virus detection and destructive software and by adopting such other security procedures as may be necessary.

     F. Establish and provide to the Funds written procedures, which may be amended from time to time by USBFS with the written consent of the Funds, regarding End User access to the Services. The current procedures are attached and incorporated herein by reference to this Agreement. Such written procedures shall establish security standards for the Services, including, without limitation:

          (1)  Encryption/secure transport protocols.

          (2)  End  User   lockout   standards   (e.g.,   lockout   after  three
               unsuccessful attempts to gain access to the Services).

          (3)  PIN issuance and reissuance standards.

          (4) Access standards, including limits on access to End Users whose accounts are coded for privilege.

          (5) Automatic logoff standards (e.g., if the session is inactive for longer than 15 minutes).

     G. Provide the Funds and the Adviser with daily reports of transactions listing all purchases or transfers made by each End User separately. USBFS shall also furnish the Funds and the Adviser with monthly reports summarizing shareholder inquiry and transaction activity without listing all transactions.

     H. Annually engage a third party to audit its internal controls for the services and provide the Funds and the Adviser with a copy of the auditor's report promptly.

2.   Duties and Responsibilities of the Adviser

     The Adviser assumes exclusive responsibility for the consequences of any instructions it may give to USBFS, for the Funds' or its End Users' failure to properly access the Services in the manner prescribed by USBFS, and for the Funds' or Advisers' failure to supply accurate information to USBFS.

3.   Duties and Responsibilities of the Adviser

     The Adviser shall:

     A. Be responsible for maintaining one or more Fund web sites through which End Users may access the Services. The Adviser shall provide USBFS with the name of the host of the Funds' web site server and shall notify USBFS of any change to the Funds' web site server host.


     B. Provide USBFS with such information and/or access to each Fund's web site(s) as is necessary for USBFS to provide the Services to End Users.

     C. Promptly notify the Funds and USBFS of any problems or errors with the Services reported by End Users.

     The Adviser's responsibility under this Agreement shall not extend beyond the terms and conditions specifically stated herein.

4.   File Security and Retention; Confidentiality

     A. USBFS and its agents will provide reasonable security provisions to ensure that third parties do not have access to the Funds' data bases, files, and other information provided by the Funds to USBFS for use with the Services, or to End User transaction or account data (collectively "Trust Files"). USBFS's security provisions for the Funds and the Funds' End Users will be no less protective than USBFS's security provisions with respect to its own proprietary information. USBFS agrees that any and all Trust Files maintained by USBFS for the Funds pursuant to this Agreement shall be available for inspection by the Funds' regulatory authorities during regular business hours, upon reasonable prior written notice to USBFS, and will be maintained and retained in accordance with applicable requirements of the 1940 Act. Except in the normal course of business and in conformity with federal copyright law or with the Funds' consent, USBFS shall not copy, decompile or reverse engineer any software provided to USBFS by the Funds. USBFS will take such actions as are necessary to protect the intellectual property contained within the Funds' web site or any software, written materials, or pictorial materials describing or creating the Funds' web site, including all interface designs or specifications. The Funds grant USBFS a non-exclusive license for the duration of this Agreement to copy the appearance of the Funds' web site interface for the limited purpose of emulating the look and feel of that web site. Such emulation is solely for the purpose of ensuring seamless integration between the Funds' web site and the web site on which the Services will be provided. USBFS will take such actions as are necessary to protect all rights to the source code and interface of the Funds' web site.

     B. USBFS agrees, in accordance with its own policies used to protect its own information of similar confidentiality, to use its best efforts to refrain from and prevent the use or disclosure of any confidential information of the Funds, except when such use or disclosure is for the purpose of providing the Services. Without limiting the foregoing, USBFS will not use, or permit the use of, names of End Users for the purpose of soliciting any business, product, or service whatsoever except where the communication is necessary and appropriate for USBFS's delivery of the Services.

     C. USBFS shall treat as confidential and not disclose or otherwise make available any of the Funds' lists, information, trade secrets, processes, proprietary data, information or documentation (collectively the "Confidential Information"), in any form, to any person other than agents, employees or consultants of USBFS. USBFS will instruct its agents, employees and consultants who have access to the Confidential Information to keep such information confidential by using the same care and discretion that USBFS uses with respect to its own confidential property and trade secrets. Upon termination of this Agreement for any reason and upon the Funds' request, USBFS shall return to the Funds, or destroy and certify to the Funds that it has destroyed, any and all copies of the Confidential Information which are in its possession.

     D. Notwithstanding the above, USBFS will not have an obligation of confidentiality under this Section with regard to information that (1) was known to it prior to disclosure under this Agreement, (2) is or becomes publicly available other than as a result of a breach of this Agreement, (3) is disclosed to it by a third party not subject to a duty of confidentiality, or (4) is required to be disclosed under law or by order of court or governmental agency.

5.   Additional Indemnification; Limitation of Liability

     A. USBFS CANNOT AND DOES NOT GUARANTEE AVAILABILITY OF THE SERVICES. Accordingly, USBFS's sole liability to the Adviser or any third party (including End Users) for any claims, notwithstanding the form of such claims (e.g., contract, negligence, or otherwise), arising out of the delay of or interruption in the Services provided or to be provided by USBFS hereunder shall be to use its best reasonable efforts to commence or resume the Services as promptly as is reasonably possible.

          USBFS shall, at its sole cost and expense, defend, indemnify, and hold harmless the Funds, its affiliates, their respective assigns, and their respective officers, Directors, employees, agents, and representatives, from and against any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including without limitation, reasonable attorneys' fees and expenses arising out of or relating to (a) any infringement, or claim of infringement, of any United States patent, trademark, copyright, trade secret, or other proprietary rights based on the use or potential use of the Services, (b) USBFS's negligence, intentional wrongful acts and willful misconduct in the performance of its services hereunder, and
          (c) the provision of confidential information of any End User to a person other than a person who has provided proper identification for such End User as specified in Section 1(C) above.

     B. If an injunction shall be obtained against the Funds' use of the Services by reasons of infringement of a patent, copyright, trademark, or other proprietary rights of a third party, USBFS shall, at its own option and expense, either (i) procure for the Funds the right to continue to use the Services on substantially the same terms and conditions as specified in this Agreement, or (ii) after notification to the Funds, replace or modify the Services so that they become noninfringing, provided that, in the Funds' sole judgment, such replacement or modification does not materially and adversely affect the performance of the Services or significantly lessen their utility to the Funds. If in the Funds' sole judgment, such replacement or modification does materially adversely affect the performance of the Services or significantly lessen their utility to the Funds, the Funds may terminate this Agreement immediately on written notice to USBFS.

     C. Each party hereto shall be excused from performance hereunder for any period and to the extent that it is prevented from performing any services pursuant hereto, in whole or in part, as a result of unforeseen events beyond the control and without fault or negligence of the party including, without limitation, delays caused by the other party or an act of God, war, civil disturbance, court order, labor dispute or third party nonperformance, and such nonperformance shall not be a default hereunder or grounds for termination hereof so long as the nonperforming party shall undertake all reasonable efforts to rectify the situation that is the cause of the nonperformance.

     D. USBFS shall not be responsible for the accuracy of input material nor the resultant output derived from inaccurate input. The accuracy of input and output shall be judged as received at USBFS's data center as determined by the records maintained by USBFS.

     E. In no event will either party be responsible for special, incidental, indirect, or consequential damages that the other party may incur or experience on account of entering into, relying on, or performing this Agreement, regardless of whether the damages are founded in contract, negligence, or other form of action, even if such party has been advised of the possibility of such damages. Without limiting the generality of the foregoing, neither party shall be liable for lost profits, lost business, or lost goodwill of the other party.

6.   Warranties

          USBFS warrants and represents that the Services it will perform as described and/or any other documentation provided to the trust by USBFS with respect to the services. Except as otherwise provided in this Agreement, the services are provided by USBFS "as is" without warranty of any kind and USBFS expressly disclaims all warranties, express or implied, with respect to the services including, without limitation, warranties of merchantability and fitness for a particular purpose. USBFS will promptly notify the trust of any problems or errors with the services of which USBFS becomes aware.



                                    EXHIBIT F

MFx ACCESS SERVICES


1.   Duties and Responsibilities of USBFS

     USBFS shall:

     A. Provide access to each System during the regular business hours of USBFS or such other time periods as agreed upon from time to time between the parties.

     B.   Supply necessary software to access the Systems.

     C.   Provide training and connectivity support as mutually agreed upon.

     D.   Maintain all Systems and provide data security for the Funds' access.

2.   Duties and Responsibilities of the Adviser

     The Adviser shall:

     A. Provide and maintain, at its own expense and for the benefit of the Funds, one or more personal computers for accessing the Systems that will accommodate and be compatible with the software provided by USBFS.

     B. Follow any and all procedures necessary to access each of the Systems as may be set forth in any user guide or instruction manual provided and which may be amended or supplemented from time to time.

     C. Provide for the security of all codes and system access mechanisms relating to each of the Systems and implement such security procedures and/or devices to ensure the integrity of the Systems being accessed.


3.   System Maintenance

     The Adviser understands that USBFS will have to perform periodic maintenance to the hardware and software of the Systems being accessed, which may cause temporary service interruptions. USBFS shall notify the Adviser of all planned outages and, to the extent possible, will perform any necessary maintenance during non-business hours.

     The Adviser acknowledges that all programs, software, manuals, and other written information provided pursuant to this Agreement shall remain at all times the exclusive property of USBFS.

4.   Warranties

     The Adviser acknowledges that it is responsible for determining the suitability and accuracy of the information provided through its access to the Systems. USBFS makes no warranties or representations, expressed or implied, with respect to the Systems' suitability and accuracy. However, USBFS will assist the Adviser in verifying the accuracy of any of the information available to the Funds through any of the Systems accessed and covered by this Agreement.



                                    EXHIBIT G

FUND PAYING AGENT


1.   Duties and Responsibilities of USBFS

     From the compensation USBFS receives pursuant to this Agreement, USBFS shall provide certain services directly as described in the Agreement, and shall also administer payment of the following fees to third parties:

     A.   Fund Directors/Trustees' fees;

     B.   IRA Trustee's fees;

     C.   Custodian fees;

     D.   Distributor fees;

     E. Independent public accountant fees and Fund counsel fees (but not legal and audit fees and other costs in contemplation of or arising out of litigation or administrative actions to which any Fund, its officers or Directors/Trustees are a party or incurred in anticipation of becoming a party);

     F.   Third-party pricing vendor fees;

     G.   NSCC charges; and

     H. Any other common industry-related expenses of third-party vendors engaged by the Funds to which the parties agree.

2.   The Funds shall bear the following costs directly:

     A. Costs of any interest, taxes, dues, fees and other charges of governments and their agencies, including the cost of qualifying the Fund's shares for sale in any jurisdiction (including blue sky registration fees and 24f-2 fees);

     B.   Brokerage commissions;

     C. Insurance coverage, including fidelity bond and liability insurance for Directors & Officers (D&O) and Errors and Omissions (E&O) premiums and fees; and

     D. Any other expenses incurred by the Funds which are not specifically assumed herein by USBFS.